SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2003

Artemis International Solutions Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-29793	13-4023714
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4041 MacArthur Blvd. Suite 260, Newport Beach, CA

92660

(Address of principal executive offices)		(Zip Code)

(949) 660-7100
Registrant’s telephone number, including area code:

Not applicable
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

Effective June 30, 2003, the Company paid off its Note Payable and Line of Credit (the “Foothill Facility”) held with Wells Fargo Foothill (“Foothill”) and declined the option to extend the underlying Loan and Security Agreement with Foothill.  Borrowings under the Foothill Facility were secured by an interest in the Company’s accounts receivable, equipment, general intangibles, negotiable collateral, and any other assets that came into possession of the Company.

Also effective June 30, 2003, the Company obtained a bridge loan in the amount of $3.5 million from Proha Plc.  Proha Plc holds approximately 80% of the Company’s outstanding common stock.

The Company is currently considering several alternative asset-based lending facilities as replacement to the Foothill Facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Artemis International Solutions Corporation

Date:	July 08, 2003	/s/ Robert S. Stefanovich
Robert S. Stefanovich, Chief Financial Officer (principal financial officer and chief accounting officer)